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                                  EXHIBIT 99(f)



         FORM OF AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION
                  AMONG WILLIAMSON COUNTY CABLEVISION COMPANY,
                 JOHN MURAGLIA, DALE HOFFMAN, LOLA H. MCDANIEL,
               THE ESTATE OF MORAN K. MCDANIEL AND THE REGISTRANT


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                                                                   EXHIBIT 99(f)

                               AMENDMENT NO. 1 TO
                      AGREEMENT AND PLAN OF REORGANIZATION

         This Amendment No. 1 (this "Amendment") dated as of July __, 1999 is entered into by and among Williamson County Cablevision Company, a Texas corporation ("Target"), John Muraglia, Dale Hoffman, Lola H. McDaniel and the Estate of Moran K. McDaniel, Deceased, by and through its Co-Executors, Melissa Lyons Gardner and Mark A. Lyons (the "Shareholders"), TCA Cable TV of Central Texas, Inc., a Texas corporation ("Sub"), TCA Cable TV, Inc., a Texas corporation ("Parent") and TCA Cable TV of Central Texas III, Inc. ("Cable III"). All capitalized terms used in this Amendment that are not defined herein shall have the meanings set forth in the Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, Target, Shareholders, Sub and Parent entered into that certain Agreement and Plan of Reorganization dated effective as of June 25, 1999 (the "Agreement");

         WHEREAS, the parties have agreed that Sub shall have the right to assign its rights and obligations under the Agreement to Cable III and Cable III shall assume the rights and obligations of Sub under the Agreement;

         WHEREAS, the parties desire to revise the form of the Merger so that Cable III merges with and into Target in exchange for shares of TCA Stock;

         WHEREAS, the Merger was intended to qualify as a reorganization within the meaning of Section 368(a) of the Code pursuant to the provisions governing forward triangular mergers; and

         WHEREAS, the parties now desire that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code pursuant to the provisions governing reverse triangular mergers.

         NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions set forth herein, the parties agree as follows:

A.       ASSIGNMENT FROM SUB TO CABLE III.

         1. Sub hereby assigns all of its rights and obligations under the Agreement to Cable III, and Cable III hereby assumes the rights and obligations of Sub under the Agreement (the "Assignment"). Notwithstanding the provisions of
Section 12.07 of the Agreement regarding assignments, Target, Shareholders and Parent hereby consent to the Assignment.



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B.       AMENDMENT TO AGREEMENT. The Agreement is hereby amended as follows:

         1. Article 1, Section 1.01 of the Agreement is deleted in its entirety and replaced with the following:

         "Subject to the terms and conditions of this Agreement, Cable III shall be merged into Target and the separate existence of Cable III shall thereupon cease, in accordance with the applicable provisions of the laws of the State of Texas."

                  "Target will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Texas, and the separate existence of Target and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the laws of the State of Texas and other applicable laws, will continue unaffected by the Merger."

                  "On the date which the duly executed Articles of Merger are filed with the Secretary of State of Texas (the "Effective Time"), by virtue of the Merger and without any action on the part of any holder of any capital stock of Target, and without any action on the part of any holder of any capital stock of Cable III, as consideration for the Closing Shares, all outstanding capital stock of Cable III of any kind or nature shall be converted into 10,000 shares of the common stock of the Surviving Corporation, which shares shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by Parent."

                  "For the purposes of this Agreement, (i) the term "Closing" shall mean the closing of the Merger and the other transactions contemplated by this Agreement at such time and place as shall be mutually agreed upon in writing by all of the parties hereto, and (ii) the term "Closing Date" shall mean such date as may be decided solely by the Shareholders by written notice to Parent and Cable III, provided that approvals required by Sections 8.06 and 8.07 have been obtained."

         2. Article 1, Section 1.02(a) of the Agreement is deleted in its entirety and replace with the following:

         (a) Preliminary Merger Consideration. The value of the consideration to be paid by Parent to the Shareholders (the "Preliminary Merger Consideration") shall be $33,988,500, which shall be paid by delivery of 679,770 shares of TCA Stock of Parent, valued for such purposes at $50.00 per share (the "Closing Shares"). A reasonable amount of the Preliminary Merger Consideration is allocated by the parties to the Noncompetition Agreement referred to in Section
2.01 (a) hereof. Except as set forth in Section 1.01 above, following the Effective Time, no Shares of Target shall be deemed to be outstanding or to have any rights other than those rights set forth in this Section 1.02 and in Section
1.03 hereof. The Preliminary Merger Consideration set forth in this Section 1.02(a) shall be subject to adjustment as described in Section 1.02(b).



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         3.       Article 1, Section 1.04 of the Agreement is deleted in its entirety and replaced with the following:

         "Section 1.04 Tax Status of Merger. The Merger and the transfer of the Closing Shares to the Shareholders contemplated by this Agreement are intended by the parties to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and each of the parties hereto agrees to act with respect to the Stock and the Closing Shares, as applicable, and take such other steps, including the proper filing of plans of reorganization and articles of merger, as shall be necessary to insure the tax-free status of the transaction under such Code sections and the underlying regulations."

         4. Any inconsistencies in the provisions of this Amendment and the Agreement shall be governed by the provisions of this Amendment.

         C.       MISCELLANEOUS.

                  1. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. No waiver of any term or provision of the Agreement contained in this Amendment shall be construed as a further or continuing waiver of such term or provision or any other term of provision of the Agreement. On and after the effectiveness of the amendment to the Agreement accomplished hereby, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreement in any agreement, document or instrument executed and delivered pursuant to the Agreements, shall be deemed a reference to the Agreement, as amended hereby.

                  2. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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         EXECUTED as of the dates set forth below to be effective as of the date first above written.


                                   TCA CABLE TV, INC., a Texas corporation

Date:                              By:
     ---------------------------      ------------------------------------------
                                   Name:   Robert A. Roseman
                                   Title:  Vice President - Business Development

                                   TCA CABLE TV OF CENTRAL TEXAS III, INC., a Texas corporation

Date:                              By:
     ---------------------------      ------------------------------------------
                                   Name:   Jeffrey W. Brown
                                   Title:  Secretary and General Counsel


                                   TCA CABLE TV OF CENTRAL TEXAS, INC.,
                                   a Texas corporation

Date:                              By:
     ---------------------------      ------------------------------------------
                                   Name:   Jeffrey W. Brown
                                   Title:  Secretary and General Counsel



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                                   WILLIAMSON COUNTY CABLEVISION
                                   COMPANY, INC., a Texas corporation

Date:                              By:
     ---------------------------      ------------------------------------------
                                   Name:   Dale Hoffman
                                   Title:  President

                                   SHAREHOLDERS

Date:                              By:
     ---------------------------      ------------------------------------------
                                         Name:  John Muraglia

Date:                              By:
     ---------------------------      ------------------------------------------
                                         Name:  Dale Hoffman

Date:                              By:
     ---------------------------      ------------------------------------------
                                         Name:  Lola H. McDaniel

                                   The Estate of Moran K. McDaniel

Date:                              By:
     ---------------------------      ------------------------------------------
                                         Name:  Melissa Lyons Gardner
                                         Title: Co-Executor

Date:                              By:
     ---------------------------      ------------------------------------------
                                         Name:  Mark A. Lyons
                                         Title: Co-Executor